Exhibit 99
Long-Term Performance Program Award Agreement
«DATE»
Dear «RECIPIENT NAME»:
H. J. Heinz Company is pleased to confirm that, effective as of <<DATE>>, you have been granted an award under the Long-Term Performance Program in accordance with the terms and conditions of the H. J. Heinz Company Fiscal Year 2003 Stock Incentive Plan as amended by Amendment Number One (the “Plan”). This award is also made under and pursuant to this letter agreement (“Agreement”), the terms and conditions of which shall govern and control in the event of a conflict with the terms and conditions of the Plan. For purposes of this Agreement, the “Company” shall refer to H. J. Heinz Company and its Subsidiaries. Unless otherwise defined in this Agreement, all capitalized terms used in this Agreement shall have the same defined meanings as in the Plan.
1.	Award. The target value of the award to you under this Agreement is equal to $<< VALUE>> (the “Target Award Opportunity”). The maximum award opportunity for the Performance Period is equal to twice this amount (the “Maximum Award Opportunity”), subject to prorating pursuant to Paragraph 3 below. Your actual award will be paid as a percentage of your Target Award Opportunity, as determined pursuant to Paragraph 2 below (the “Award”). The “Performance Period” means the two consecutive fiscal year periods of Fiscal Year 2007 and Fiscal Year 2008 (May 4, 2006 through April 30, 2008).
2.	Performance Goals. The Award will be determined based upon the level of success the Company achieves during the Performance Period relative to the performance goals established by the Management Development and Compensation Committee of the Company’s Board of Directors (“MD&CC”) as set forth below:
        [PERFORMANCE GOALS]
3.	Payment of Performance Award. Your Award, if earned, will be paid promptly after the end of the Performance Period, subject to Paragraphs 4 and 5 below.
(a)	If your employment with the Company began after the commencement of the Performance Period, the actual amount of your Award will be pro-rated based upon the number of months that you were employed by the Company (in an eligible position) during the Performance Period, except that if your employment begins during the last six months of the Performance Period, no Award for that Performance Period will be granted.
(b)	The Award will be paid in cash; provided, however, that in the event that you are an executive covered by the Company’s Stock Ownership Guidelines and you have not yet attained the requisite level of stock ownership, 50% of your Award, after taxes, will be paid in the form of restricted stock units. At the end of the fiscal year in which you meet the Company’s Stock Ownership Guidelines, the restricted stock units will be distributed in Heinz Common Stock.
4.	Termination of Employment. The termination of your employment with the Company will have the following effect on your Award:
(a)	Qualified Termination of Employment During First Year of Performance Period. In the event that your employment with the Company ends during the first fiscal year of the Performance Period as a result of your Death, Disability, Retirement, or Involuntary Termination without Cause, your Award will automatically be pro-rated and paid at the end of the Performance Period as determined in accordance with Paragraph 2 above.
(b)	Qualified Termination of Employment During Second Year of Performance Period. In the event that your employment with the Company ends during the second year of the Performance Period as the result of your Death, Disability, Retirement, or Involuntary Termination without Cause, you will receive your Award at the end of the Performance Period as determined in accordance with Paragraph 2 above.
(c)	Other Termination. In the event your employment with the Company ends as the result of any reason other than as set forth in subparagraph 4(a) or (b) above, including without limitation any voluntary termination of employment or an Involuntary Termination for Cause, your Award will automatically be forfeited.
(d)	Change in Control. In the event of a Change in Control (as defined in IRS Notice 2005-1, Section IV, Q&A-12) during the Performance Period, payment of this Performance Award will be immediately accelerated. The amount of the Performance Award will be prorated as of the date the Change in Control becomes effective, and shall be determined based upon verifiable Company performance as of such date.
5.	Non-Solicitation/Confidential Information. In partial consideration for the Award granted to you hereunder, you agree that you shall not, during the term of your employment by the Company and for 12 months after termination of your employment, regardless of the reason for the termination, either directly or indirectly, solicit, take away or attempt to solicit or take away any other employee of the Company, either for your own purpose or for any other person or entity. You further agree that you shall not, during the term of your employment by the Company or at any time thereafter, use or disclose the Confidential Information (as defined below) except as directed by, and in furtherance of the business purposes of, the Company. You acknowledge that the breach or threatened breach of this Paragraph will result in irreparable injury to the Company for which there is no adequate remedy at law because, among other things, it is not readily susceptible of proof as to the monetary damages that would result to the Company. You consent to the issuance of any restraining order or preliminary restraining order or injunction with respect to any conduct by you that is directly or indirectly a breach or threatened breach of this Paragraph.

“Confidential Information” as used herein shall mean technical or business information not readily available to the public or generally known in the trade, including but not limited to inventions; ideas; improvements; discoveries; developments; formulations; ingredients; recipes; specifications; designs; standards; financial data; sales, marketing and distribution plans, techniques and strategies; customer and supplier information; equipment; mechanisms; manufacturing plans; processing and packaging techniques; trade secrets and other confidential information, knowledge, data and know-how of the Company, whether or not they originated with you, or information which the Company received from third parties under an obligation of confidentiality.
6.	Impact on Benefits. The Award, if earned, will not be eligible for contributions under any of the Company’s retirement and other benefit plans, including but not limited to the Company’s Supplemental Executive Retirement Plan, the Employees Retirement and Savings Plan or the Company Match plan.

7.	Tax Withholding. When your Award is paid, the Company will withhold the amount of money (or, if applicable, the number of shares of Common Stock that is equivalent, based on the Fair Market Value of the Common Stock on the payment date to the amount of money) payable for the federal, state, local, and/or foreign income and/or employment taxes required to be collected or withheld with respect to the payment.

8.	Non-Transferability. Your Award may not be sold, transferred, pledged, assigned or otherwise encumbered except by will or the laws of descent and distribution.

9.	Employment At-Will. You acknowledge and agree that nothing in this Agreement or the Plan shall confer upon you any right with respect to future awards or continuation of your employment, nor shall it constitute an employment agreement or interfere in any way with your right or the right of the Company to terminate your employment at any time, with or without cause, and with or without notice.

10.	Collection and Use of Personal Data. You consent to the collection, use, and processing of personal data (including name, home address and telephone number, identification number) by the Company or a third party engaged by the Company for the purpose of implementing, administering and managing the Plan and any other stock option or stock or long-term incentive plans of the Company (the “Plans”). You further consent to the release of personal data to such a third party administrator, which, at the option of the Company, may be designated as the exclusive broker in connection with the Plans. You hereby waive any data privacy rights with respect to such data to the extent that receipt, possession, use, retention, or transfer of the data is authorized hereunder.
11.	Future Awards. The Plan is discretionary in nature and the Company may modify, cancel or terminate it at any time without prior notice in accordance with the terms of the Plan.

While Awards or other awards may be granted under the Plan on one or more occasions or even on a regular schedule, each grant is a one time event, is not an entitlement to an award of cash or stock in the future, and does not create any contractual or other right to receive a Award or other compensation or benefits in the future.
12.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its choice of law provisions.
This Award is subject to your signing both copies of this Agreement and returning one signed and dated copy to the Company.

H. J. HEINZ COMPANY

By:

Accepted:

Date:

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